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                                                                  EXHIBIT 10.22



                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of the 28th day of January 1997, by and between TOPRO, Inc., a Colorado corporation (the "Employer"or "Company") and John Jenkins (the "Executive"). In consideration of the mutual covenants contained in this Agreement, the Employer agrees to employ the Executive and the Executive agrees to be employed by the Employer upon the terms and conditions hereinafter set forth.

                                   ARTICLE I
                               TERM OF EMPLOYMENT

         1.1 Initial Term. The initial term of employment hereunder commenced on January 23, 1997 ("Commencement Date") and shall be for a period of two years thereafter. Upon the Commencement Date, this Agreement shall supersede the Employment Agreement dated December 27, 1994 by and between the Company and the Executive.

         1.2 Renewal; Non-Renewal Benefits to Executive. At the end of the initial term of this Agreement, and on each anniversary thereafter, the term of Executive's employment shall be automatically extended one additional year unless, at least 90 days prior to such anniversary, the Employer shall have delivered to the Executive or the Executive shall have delivered to the Employer written notice that the term of the Executive's employment hereunder will not be extended. In the event Employer elects not to renew this Agreement at any time prior to termination of this Agreement, the Executive shall be entitled to receive the benefits described in Section 5.4 hereof.

                                   ARTICLE II
                            DUTIES OF THE EXECUTIVE

         2.1 Duties. The Executive shall be employed with the title of President and Chief Executive Officer, with responsibilities and authority as are customarily performed by such officers including, but not limited to those duties as may from time to time be assigned to Executive by the Board of Directors of Employer. Executive shall have full responsibility and authority for formulating policies and for the management and operation of Employer, subject to the general direction and control of the Board of Directors. In addition, Executive shall be elected to the Company's Board of Directors effective the Commencement Date, and the Company shall use its best efforts to have Executive re-elected to the Board of Directors so long as Executive is employed hereunder.

         2.2 Extent of Duties. Executive shall devote all of his working time, efforts, attention and energies to the business of the Employer.

                                  ARTICLE III
                         COMPENSATION OF THE EXECUTIVE

         3.1 Base Compensation. As compensation for services rendered under this Agreement, the Executive shall receive a base salary of $175,000 per annum for the calendar year ending
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December 31, 1997 and a base salary of not less than $175,000 per annum for the calendar year ending December 31, 1998 and for any subsequent year of this Agreement, to be paid in accordance with Employer's normal practices. This salary may be increased from time to time in the discretion of the Employer's Board of Directors. If increased, this salary shall not be decreased thereafter during the term of this Agreement without the consent of the Executive. The salary provided in this subsection shall in no way be deemed exclusive and shall not prevent Executive from participating in any other compensation or benefit plan of Employer.

         3.2 Performance Bonus Program. Executive shall participate in the calendar year 1997 performance bonus program to be established by the Company prior to January 31, 1997 in accordance with performance parameters to be set by the Compensation Committee of the Employer's Board of Directors. The program will provide the opportunity for Executive to earn a maximum cash bonus of $30,000 for performance during calendar 1997, payable by March 31, 1998. Such bonus shall not vest or become payable if this Agreement has been terminated by Executive other than pursuant to Section 5.1.a. (iv) (in connection with a "change of control of the Company") or by Employer for Cause (hereafter defined) prior to December 31, 1997. Receipt of compensation under the performance bonus program shall not preclude Executive from receiving additional bonus or incentive compensation granted in accordance with Company programs or in the discretion of the Board of Directors.

         3.3 Long-Term Incentive Compensation Program. Executive shall receive incentive compensation for services to be provided hereunder through the grant of stock purchase options (the "Options"). Executive understands that the Options and underlying Shares are "restricted securities" under the Securities Act of 1933 and applicable state statutes. Executive agrees to execute an investment representation letter to acknowledge his understanding of the terms of the grant and the characteristics of this investment in securities. On the Commencement Date, as a matter of separate inducement, Executive shall be granted 450,000 Options, which shall vest and become exercisable as set forth below, subject to provisions for accelerated vesting and exercisability set forth in Section 5.4(b). All Options shall be exercisable for a period of 10 years from the initial exercise date specified below. No Option shall become exercisable if the Executive's employment has been terminated by Employer other than within one year following a change in control of the Company, or if Notice of Termination (hereafter defined) has been given by Executive other than pursuant to Section 5.1.a. (iv) before the initial exercise dates specified below:

                 a. on the Commencement Date, 100,000 Options shall vest and be exercisable to purchase 100,000 shares of the Company's Common Stock at a price of $2.50 per share;

                 b. on December 1, 1997, 150,000 Options shall vest and become exercisable to purchase an aggregate of 150,000 shares of Common Stock at a price of $2.50 per share; and

                 c. on December 1, 1998, 200,000 Options shall vest and become exercisable to purchase an aggregate of 200,000 shares of Common Stock at a price of $2.50 per share.





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         3.4     Benefits.

                 a. Executive shall be entitled to paid vacation and all paid holidays as customarily extended to executive employees. Executive shall be entitled to participate in all of Employer's employee benefit plans and employee benefits, including any retirement, pension, profit-sharing, stock option, insurance, hospital or other plans and benefits which now may be in effect or which may hereafter be adopted, it being understood that Executive shall have the same rights and privileges to participate in such plans and benefits as any other executive employee during the term of this Agreement. Participation in any benefit plans shall be in addition to the compensation otherwise provided for in this Agreement.

                 b. Employer shall provide an automobile for Executive's exclusive use or, at the option of Executive, shall provide an automobile allowance to reimburse and compensate Executive for reasonable expenses of maintaining one automobile for Executive's use.

                 c. Employer will undertake payment of the premiums for a $500,000 term life insurance policy, the beneficiary of which shall be determined by the Executive, as of the Commencement Date.

         3.5 Expenses. Executive shall be entitled to prompt reimbursement for all reasonable expenses incurred by Executive in the performance of his duties hereunder.

         3.6 Director's Fees. Executive shall receive fees, reimbursement of expenses, and/or other compensation, if any, as are provided by the Employer for other directors who also serve as officers of the Company.

                                   ARTICLE IV
                        NON-COMPETITION; CONFIDENTIALITY

         4.1 The Executive will offer to the Employer any investment or other opportunity in the process control industry (including without limitation software product development) or in the other areas of business in which the Company operates of which he may become aware. If the Board of Directors of the Employer refuses the opportunity to participate in the investment or venture, the Executive may do so as permitted by Section 4.2 hereof and otherwise only if Executive obtains a consent to do so from a majority of the directors (excluding the Executive).

         4.2 The Executive may make passive investments in companies involved in the process control industry or other industries in which the Company operates, provided any such investment does not exceed a 5% equity interest, unless Executive obtains a consent to acquire an equity interest exceeding 5% by a vote of a majority of the directors (excluding the Executive).





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         4.3     Except as provided in Sections 4.1 and 4.2 hereof, the
Executive may not participate in the process control industry or other areas of business in which the Company is engaged during the term of this Agreement except through and on behalf of the Company.

         4.4 For a period of one year after the termination or expiration of this Agreement, the Executive shall not own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business operating in the states of Colorado, Montana, Utah, Wyoming or Idaho which is engaged in the type of business conducted by the Employer at the time this Agreement terminates. In the event of the Executive's actual or threatened breach of this paragraph, the Employer shall be entitled to a preliminary restraining order and injunction restraining the Executive from violating its provisions. Nothing in this Agreement shall be construed to prohibit the Employer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Executive.

         4.5     a.       The Executive recognizes and acknowledges that the
information, business, list of the Employer's customers and any other trade secret or other secret or confidential information relating to Employer's business as they may exist from time to time are valuable, special and unique assets of Employer's business. Therefore, Executive agrees as follows:

                          (i)     That Executive will hold in strictest
confidence and not disclose, reproduce, publish or use in any manner, whether during or subsequent to this employment, without the express authorization of the Board of Directors of the Employer, any information, business, customer lists, or any other secret or confidential matter relating to any aspect of the Employer's business, except as such disclosure or use may be required in connection with Executive's work for the Employer.

                          (ii)    That upon request or at the time of leaving
the employ of the Employer the Executive will deliver to the Employer, and not keep or deliver to anyone else, any and all notes, memoranda, documents and, in general, any and all material relating to the Employer's business.

                          (iii)   That the Board of Directors of Employer may
from time to time reasonably designate other subject matters requiring confidentiality and secrecy which shall be deemed to be covered by the terms of this Agreement.

                 b. In the event of a breach or threatened breach by the Executive of the provisions of this paragraph 4.5, the Employer shall be entitled to an injunction (i) restraining the Executive from disclosing, in whole or in part, any information as described above or from rendering any services to any person, firm, corporation, association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed; and/or (ii) requiring that Executive deliver to Employer all information, documents, notes, memoranda and any and all other material as described above upon Executive's leave of the employ of the Employer. Nothing herein shall be construed as prohibiting the Employer from pursuing other remedies available to the





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Employer for such breach or threatened breach, including the recovery of damages from the Executive.

                                   ARTICLE V
                           TERMINATION OF EMPLOYMENT

         5.1 Termination. The Executive's employment hereunder may be terminated without any breach of this Agreement only under the following circumstances:

                 a. By Executive. Upon the occurrence of any of the following events, this Agreement may be terminated by the Executive by written notice to Employer:

                          (i)     if Employer makes a general assignment for
the benefit of creditors, files a voluntary bankruptcy petition, files a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law, or there shall have been filed any petition or application for the involuntary bankruptcy of Employer, or other similar proceeding, in which an order for relief is entered or which remains undismissed for a period of thirty days or more, or Employer seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of Employer or any material part of its assets;

                          (ii)    the sale by Employer of substantially all of
its assets;

                          (iii)   a decision by Employer to terminate its
business and liquidate its assets; or

                          (iv)    within 90 days following a "change in control
of the Company," which shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as that term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or any "person" who on the date hereof is a director or officer of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or
(ii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.





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                 b.         Death.  This Agreement shall terminate upon the
death of Executive.

                 c. Disability. The Employer may terminate this Agreement upon the permanent disability of the Executive only in accordance with Employer's policy applicable to other employees.

                 d. Cause. The Employer may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Employer shall have "Cause" to terminate the Executive's employment hereunder upon the following: (1) the continued failure by the Executive substantially to perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Employer; or (2) misconduct by the Executive which is materially injurious to the Employer, monetarily or otherwise; or (3) the willful violation by the Executive of the provisions of this Agreement. For purposes of this Section, no act, or failure to act, on the part of the Executive shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief by him that his action or omission was in the best interest of the Employer.

                 e. By Employer Other than for Cause. The Company shall have the right to terminate Executive's employment hereunder other than for cause, only after the initial term of this Agreement, upon written notification to Executive given at any time. In the event such termination occurs within one year following a change in control of the Company the Executive shall be paid the compensation specified in Section 5.4(b). In all other circumstances, Executive shall be entitled to receive additional notice or salary continuation benefits as described in Section 5.4(d) hereof.

         5.2 Notice of Termination. Any termination of the Executive's employment by the Employer or by the Executive (other than termination pursuant to subsection 5.1 (b) above) shall be communicated by written Notice of Termination to the other party.

         5.3 Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death;
(ii) if the Executive's employment is terminated for cause, the date on which a Notice of Termination is received by the Executive; and (iii) if the Executive's employment is terminated for any other reason, the date specified in a Notice of Termination by Employer or Executive, which date shall be no less than 90 days following the date on which Notice of Termination is given.

         5.4     Compensation Upon Termination.

                 a. Following the termination of this Agreement pursuant to Sections 5.1 (a) (i)-(iii) or 5.1 (d), the Executive shall be entitled to compensation only through the Date of Termination.

                 b. In the event of termination of this Agreement by Executive pursuant to Section 5.1(a) (iv) or by Employer pursuant to Section 5.1(e) within one year following a change in control of the Company, the Executive will receive (i) continuation of base salary payments for 24 months





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following the Date of Termination; (ii) full and immediate vesting exercisability of all stock options and stock appreciation rights or other benefits consisting of or related to securities granted under this Agreement; and (iii) payment of any accrued bonus.

                 c. Following the termination of this Agreement pursuant to Section 5.1(b), Employer shall pay to Executive's estate the compensation which would otherwise be payable to Executive to the end of the month in which his death occurs. This payment shall be in addition to life insurance benefits, if any, paid to Executive's estate under policies for which the Employer pays all premiums and Executive's estate is the beneficiary.

                 d. In the event of temporary or permanent disability of the Executive as described in Section 5.1 (c) hereof, whether or not the Employer elects to terminate this Agreement, Executive shall be entitled to receive such compensation and benefits, if any, as are payable to employees generally in accordance with the policy of Employer.

                 e. In the event this Agreement is not renewed by Employer at any time prior to termination of this Agreement, or if this Agreement is terminated at any time pursuant to Section 5.1(e) other than within one year following a change in control of the Company, Executive shall be entitled to receive from the date of Notice of Termination, at Employer's option, an aggregate of 12 months of (i) prior notice of such termination or
(ii) continuation of monthly salary payments following termination or (iii) a combination thereof. The Employer's obligation to make salary continuation payments shall, in any event, cease on the date Executive accepts any full time employment. For example: if Executive is given three months' notice of termination, Employer shall continue to pay salary to Executive salary for a period ending on the earlier of nine months following the Date of Termination or Executive's acceptance of other full time employment; if Executive receives two months' prior Notice of Termination and accepts full time employment two months following the Date of Termination, the Executive will have received two months' prior notice and two months' salary continuation, and will not be entitled to receive eight months' of salary continuation benefits.

         5.5 Remedies. Any termination of this Agreement shall not prejudice any other remedy to which the Employer or Executive may be entitled, either at law, equity, or under this Agreement.

                                   ARTICLE VI
                                INDEMNIFICATION

         6.1 Indemnification. To the fullest extent permitted by applicable law, Employer agrees to indemnify, defend and hold Executive harmless from any and all claims, actions, costs, expenses, damages and liabilities, including, without limitation, reasonable attorneys' fees, hereafter or heretofore arising out of or in connection with activities of Employer or its employees, including Executive, or other agents in connection with and within the scope of this Agreement or by reason of the fact that he is or was a director or officer of Employer or any affiliate of Employer. To the fullest extent permitted by applicable law, Employer shall advance to Executive expenses of





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defending any such action, claim or proceeding.  However, Employer shall not indemnify Executive or defend Executive against, or hold him harmless from any claims, damages, expenses or liabilities, including attorneys' fees, resulting from the gross negligence or willful misconduct of Executive. The duty to indemnify shall survive the expiration or early termination of this Agreement as to any claims based on facts or conditions which occurred or are alleged to have occurred prior to expiration or termination.

                                  ARTICLE VII
                               GENERAL PROVISIONS

         7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

         7.2 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City and County of Denver, Colorado in accordance with the rules then existing of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof.

         7.3 Entire Agreement. This Agreement supersedes any and all other Agreements, whether oral or in writing, between the parties with respect to the employment of the Executive by the Employer. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by either party, or anyone acting on behalf of any party, that are not embodied in this Agreement, and that no agreement, statement, or promise not contained in this Agreement shall be valid or binding.

         7.4 Successors and Assigns. This Agreement, all terms and conditions hereunder, and all remedies arising herefrom, shall inure to the benefit of and be binding upon Employer, any successor in interest to all or substantially all of the business and/or assets of Employer, and the heirs, administrators, successors and assigns of Executive. Except as provided in the preceding sentence, the rights and obligations of the parties hereto may not be assigned or transferred by either party without the prior written consent of the other party.

         7.5 Notices. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to Executive:         John Jenkins
                                  5235 E. Princeton Avenue
                                  Englewood,  CO  80110





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             If to Employer:      Topro, Inc.
                                  Attn:  Chairman of the Board of Directors
                                  2525 West Evans Avenue
                                  Denver,  CO  80219

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         7.6 Severability. If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction as to such jurisdiction, such provision shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

         7.7 Section Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

         7.8 Survival of Obligations. Termination of this Agreement for any reason shall not relieve Employer or Executive of any obligation accruing or arising prior to such termination.

         7.9 Amendments. This Agreement may be amended only by written agreement of both Employer and Executive.

         7.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument. This Agreement shall become effective when copies hereof, when taken together, shall bear the signatures of both parties hereto. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         7.11 Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

                                   "EMPLOYER"
                                   TOPRO, INC.


                                   By
                                      -----------------------------
                                        R. Larry Ethridge, Chairman

                                   "EXECUTIVE"


                                   --------------------------------
                                   John Jenkins





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